Exhibit 99.1

Structure Therapeutics Reports First Quarter 2026 Financial Results and Recent Highlights

Reported positive results from aleniglipron Phase 2 ACCESS II study with up to 16.3% body weight loss, demonstrating highest efficacy among oral GLP-1RAs at the 44-week time point and potentially comparable efficacy to injectable GLP1-RAs

Data from ACCESS OLE expected in Q3 2026;

Data from the Body Composition and Type 2 Diabetes / Obesity data expected in Q4 2026

Positive end-of-Phase 2 feedback received from FDA;

aleniglipron Phase 3 initiation on track for Q3 2026

Initial data from Phase 1 single ascending dose (SAD) study of oral small molecule amylin receptor agonist ACCG-2671 and initiation of multiple ascending dose (MAD) study expected in

Q3 2026; Phase 1 initiation of second oral amylin candidate ACCG-3535 expected in Q4 2026

Aleniglipron, amylin and combination data to be presented

at the American Diabetes Association (ADA) 86th Scientific Sessions in June 2026

Cash, cash equivalents and short-term investments of $1.5 billion as of March 31, 2026,

expected to provide cash runway through the end of 2028

SAN FRANCISCO, May 7, 2026– Structure Therapeutics Inc. (NASDAQ: GPCR), a clinical-stage global biopharmaceutical company developing novel oral small molecule therapeutics for metabolic diseases, with a focus on obesity, today reported financial results for the first quarter ended March 31, 2026, and provided a business update.

“With positive end of Phase 2 feedback received from the FDA for aleniglipron, we are well positioned to start our Phase 3 registrational program for chronic weight management in the third quarter,” said Raymond Stevens, Ph.D., CEO of Structure Therapeutics. “We are also looking forward to our aleniglipron presentation along with presentations on our oral amylin and GLP-1 combination program at the upcoming ADA meeting. With our Phase 1 clinical data for our oral amylin candidate ACCG-2671 anticipated in the third quarter and additional aleniglipron data later this year, our broad portfolio positions us well in the evolving landscape that we believe will favor more accessible oral small molecules, extended maintenance treatment, and fixed dose oral combinations for specific patient populations and expanded indications.”

Recent and Upcoming Milestones

Aleniglipron - Oral Small Molecule Selective Glucagon-Like Peptide 1 (GLP-1) Receptor Agonist for the Treatment of Obesity and Overweight

In March 2026, the Company reported data from the aleniglipron clinical program included 44-week topline data from the Phase 2 ACCESS II study, as well as interim data from body composition study and Phase 2b ACCESS open label extension (OLE) study.

•	The Phase 2 ACCESS II study demonstrated a placebo-adjusted mean weight loss of 16.3% (39 Ibs; p<0.0001) at the 180 mg dose and 16.0% (37 Ibs; p<0.0001) at the 240 mg dose at 44 weeks.
•	The ongoing ACCESS OLE study achieved continued weight loss up to 16.2% (40.5 lbs) observed with 120 mg dose at 56 weeks.
•	No weight loss plateau was observed in any of the studies.

Data from the ACCESS, ACCESS II, Body Composition, and the ACCESS OLE studies provide a strong foundation for the decision to advance aleniglipron into Phase 3 clinical development. The Company expects to report topline results from the ACCESS OLE and Body Composition studies in Q3 and Q4 2026, respectively.

The Company received positive end-of-Phase 2 feedback from the U.S. Food and Drug Administration (FDA) and clear guidance on the Phase 3 program with a starting titration dose of 2.5 mg and the intent to evaluate multiple doses. The Company anticipates initiating the Phase 3 program in Q3 2026.

The Company is also conducting supplementary studies to enhance the competitive profile of aleniglipron, including:

•	Ongoing study of ACCESS OLE to evaluate the tolerability profile of the dosing regimen starting at the 2.5 mg dose for those previously on placebo and to collect up to 72 weeks of data exposure to aleniglipron, including 180 mg dose. Data are expected in Q3 2026.
•	Ongoing Body Composition study to assess the effect of aleniglipron on body fat loss over a 44-week evaluation period, which includes a 28-week titration period and a starting dose of 2.5 mg and target dose of 180 mg of aleniglipron. These data will be used to inform the size of a sub study into the Phase 3 program. Data are expected in Q4 2026.
•	Ongoing 30-week study in patients with type 2 diabetes mellitus (T2DM) with obesity/overweight and a starting dose of 2.5 mg and target dose of 180 mg of aleniglipron to evaluate the potential for including participants with T2DM in the Phase 3 obesity program. Data are expected in Q4 2026.
•	Ongoing SWITCH study to assess the transition or switching from an approved injectable GLP-1 receptor agonist to once-daily oral aleniglipron for weight loss maintenance. This study assesses different aleniglipron starting doses and weight loss maintenance over 12 weeks. Data are expected in Q4 2026.

Oral Small Molecule Amylin Receptor Agonists

•	In December 2025, the Company advanced ACCG-2671 into a Phase 1 clinical study as the industry’s most advanced oral small molecule amylin therapy for the treatment of obesity. ACCG-2671 is being evaluated in an ongoing single ascending dose (SAD) study to measure safety, tolerability, pharmacokinetics, and food-effect of single ascending doses in healthy adult participants with data anticipated in 2H 2026. In addition, the Company expects to initiate a multiple ascending dose (MAD) study in Q3 2026.
•	In November 2025, the Company declared a second oral small molecule dual amylin calcitonin receptor agonist development candidate, ACCG-3535. ACCG-3535, which is a unique chemical structure compared to ACCG-2671, demonstrated robust food intake suppression and significant, dose-dependent body weight reduction as a monotherapy in diet-induced obese rats. Combination therapy with semaglutide (both concurrently and as a subsequent add-on to semaglutide) resulted in superior weight loss compared to semaglutide or ACCG-3535 monotherapy. The Company expects to initiate a Phase 1 clinical study of ACCG-3535 in Q4 2026.

Multiple presentations at ADA, taking place from June 5–8, 2026

Details of the presentations are as follows:

Title: ACCESS Trial: Dose-Ranging Evaluation of Aleniglipron, an Oral Small Molecule Nonpeptide GLP-1RA, Demonstrates Meaningful Weight Reductions in People Living with Obesity and Overweight

Session: Oral Presentations - Human Studies in Obesity Treatment: Emerging Therapeutic Options and Strategies for Decision-Making (1032-OR)

Speaker: Julio Rosenstock, MD, University of Texas Southwestern Medical Center

Date: Friday, June 5: 12:45 p.m. – 1:00 p.m. CT

Title: Safety, Tolerability, and Efficacy of Aleniglipron in Doses up to 240 mg in People Living with Obesity: The Phase 2 ACCESS II Trial

Session: General Poster Session (2637-P)

Date: Monday, June 8: 12:30 p.m. – 1:30 p.m. CT

Title: Exploring a Lower Starting Dose of Aleniglipron, an Oral Small Molecule GLP-1RA, to Improve GI Tolerability in Obesity: Beyond the ACCESS Trials

Session: Late Breaking Poster Session (3101-LB)

Date: Sunday, June 7: 12:30 p.m. – 1:30 p.m. CT

Title: Combination Treatment of Oral Small Molecule GLP-1 Receptor Agonist Aleniglipron and Small Molecule Amylin Receptor Agonist ACCG-2671 Demonstrated Additional Weight Loss than Monotreatment in Obese NHPs

Session: Late Breaking Poster Session (3061-LB)

Date: Sunday, June 7: 12:30 p.m. – 1:30 p.m. CT

Title: Comparison of Conditioned Taste Avoidance Profiles between GLP-1 Peptides, Amylin Peptides, and Small Molecule Amylin Receptor Agonists

Session: Late Breaking Poster Session (3062-LB)

Date: Sunday, June 7: 12:30 p.m. – 1:30 p.m. CT

Additional information about the ADA 2026 Scientific Sessions is available at the ADA meeting website (American Diabetes Association).

First Quarter 2026 Financial Highlights

Cash Position: Cash, cash equivalents and short-term investments totaled $1.5 billion as of March 31, 2026. The Company received $100.0 million in the first quarter of 2026, consisting of an upfront license fee for certain patents that cover a class of oral GLP-1 receptor agonists that is different from aleniglipron. The Company expects its current cash, cash equivalents and short-term investments to fund projected operations and key clinical milestones through the end of 2028. This includes costs related to the ongoing aleniglipron ACCESS OLE, ACCESS II extension study, the supplementary studies, and Phase 3 registrational studies in chronic weight management, but excludes additional costs related to pre-commercialization activities including commercial manufacturing.

Research and Development (R&D) Expenses: R&D expenses for the first quarter of 2026 were $66.5 million, as compared to $42.9 million for the same period in 2025. The increase in R&D expenses was primarily due to increases related to clinical trial costs, preclinical research and development expenses and employee expenses (primarily due to an increase in personnel) to support the advancement of our GLP-1R franchise including aleniglipron.

General and Administrative (G&A) Expenses: G&A expenses for the first quarter of 2026 were $22.9 million, as compared to $13.4 million for the same period in 2025. The increase in G&A expenses was primarily due to increases in employee expenses as we expanded our infrastructure to drive and support the growth in our operations and professional services.

Net Loss: Net loss for the first quarter of 2026 totaled $76.0 million, with non-cash share-based compensation expense of $11.6 million, compared to $46.8 million for the same period in 2025 with non-cash share-based compensation expense of $5.9 million.

About Aleniglipron and Structure Therapeutics’ Oral Metabolic Franchise

Aleniglipron (GSBR-1290) is an investigational orally-available, small molecule agonist of the GLP-1 receptor, a validated drug target for the treatment of obesity and T2DM. Through Structure Therapeutics’ structure-based drug discovery platform, aleniglipron was designed to be a biased G Protein-Coupled Receptor (GPCR) agonist, which selectively activates the G-protein signaling pathway. Beyond aleniglipron, Structure Therapeutics is developing next generation oral small molecules including amylin receptor agonists (ACCG-2671 and ACCG-3535), and other combination GLP-1 receptor agonists candidates targeting the glucose-dependent insulinotropic polypeptide (GIP), glucagon and apelin receptors.

About Structure Therapeutics

Structure Therapeutics is a science-driven clinical-stage biopharmaceutical company focused on discovering and developing innovative oral small molecule treatments for chronic metabolic conditions with significant unmet medical needs. Utilizing its next generation structure-based drug discovery platform, the Company has established a robust GPCR-targeted pipeline, featuring multiple wholly-owned proprietary clinical-stage oral small molecule compounds designed to surpass the scalability limitations of traditional biologic and peptide therapies and be accessible to more people living with obesity around the world. For additional information, please visit www.structuretx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning: the Company’s future plans and prospects; the expected timing of ACCESS OLE and Body Composition studies data readouts; the planned initiation of the aleniglipron Phase 3 study and the timing thereof; the expected timing of initial data from the Phase 1 study of ACCG-2671; the planned initiation of the ACCG-3535 Phase 1 study and the timing thereof; the belief that data to date from the ACCESS, ACCESS II, Body Composition, and the ACCESS OLE studies support and inform aleniglipron advancement into Phase 3 clinical development; the Company’s anticipated cash runway and uses of cash; any expectations regarding the potential benefits, tolerability and safety profile, accessibility, scalability, combinability, capability, efficacy, convenience, expected effects and future application of aleniglipron; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials. In addition, when or if used in this press release, the words and phrases "anticipated," "believe," "expect," "potential," "to be," "will," and similar expressions and their variants, as they relate to the Company, may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company's forward-looking statements due to a variety of risks and uncertainties, which include, without limitation: risks and uncertainties related to topline results that the Company reports are based on preliminary analysis of key efficacy and safety data, and such data may change following a more comprehensive review of the data related to the clinical trial and such topline data may not accurately reflect the complete results of a clinical trial; the preliminary nature of the results due to the length of the study and sample size and the results from earlier clinical studies not necessarily being predictive of future results; potential delays in the commencement, enrollment and completion of the Company's planned Phase 3 clinical program and other clinical studies; disruptions to the operations of the FDA or other U.S. governmental agencies or comparable foreign regulatory authorities caused by funding shortages, leadership changes, or staffing reductions; the Company's ability to advance aleniglipron, ACCG-2671, LTSE-2578, ACCG-3535, and its other therapeutic candidates, obtain regulatory approval of, and ultimately commercialize the Company's therapeutic candidates; competitive products or approaches limiting the commercial value of the Company's product candidates; the timing and results of preclinical and clinical studies; the Company's ability to fund development activities and achieve development goals; the Company's reliance on third parties, including clinical research organizations, manufacturers, suppliers and collaborators, over which it may not always have full control; general geopolitical and macroeconomic conditions, including as a result of tariffs and various global conflicts; the Company's ability to protect its intellectual property; and other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's latest Annual Report on Form 10-K and future reports the Company may file with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investors:

Corey Davis, Ph.D.

LifeSci Advisors, LLC

212-915-2577

cdavis@lifesciadvisors.com

Jun Yoon

Structure Therapeutics Inc.

ir@structuretx.com

Media:

Dan Budwick

1AB

Dan@1abmedia.com

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands)

	THREE MONTHS ENDED
	MARCH 31,
	2026	2025
Operating expenses:
Research and development	$66,507	$42,867
General and administrative	22,872	13,444
Total operating expenses	89,379	56,311
Loss from operations	(89,379)	(56,311)
Interest and other income, net	13,601	9,576
Loss before provision for income taxes	(75,778)	(46,735)
Provision for (benefit from) income taxes	190	98
Net loss	$(75,968)	$(46,833)

STRUCTURE THERAPEUTICS INC.

Condensed Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	MARCH 31,	DECEMBER 31,
	2026	2025
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,458,504	$1,446,197
Prepaid expenses and other current assets	32,094	124,106
Total current assets	1,490,598	1,570,303
Property and equipment, net	6,365	6,653
Operating right-of-use assets	5,606	6,245
Other non-current assets	5,555	717
Total assets	$1,508,124	$1,583,918
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$7,822	$13,864
Accrued expenses and other current liabilities	46,553	46,543
Operating lease liabilities, current portion	2,609	2,878
Total current liabilities	56,984	63,285
Operating lease liabilities, net of current portion	3,183	3,609
Other non-current liabilities	863	647
Total liabilities	61,030	67,541
Total shareholders’ equity	1,447,094	1,516,377
Total liabilities and shareholders’ equity	$1,508,124	$1,583,918